Prospectus Supplement (Sales Report) No. 16 dated February 3, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated October 13, 2008 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 361244

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361244	$15,000	$15,000	14.42%	1.00%	January 30, 2009	February 8, 2012	February 8, 2013	$13,425

                This series of Notes was issued upon closing and funding of member loan 361244. Member loan 361244 was requested on January 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Dr. Bruckner	Debt-to-income ratio:	3.22%
Length of employment:	9 months	Location:	NEWBURGH, NY

Home town:	Newburgh
Current & past employers:	Dr. Bruckner
Education:	Mount Saint Mary College

This borrower member posted the following loan description, which has not been verified:

I would like to pay off my credit cards in order to have no worries about multiple payments. Having a once monthnly paymeny would be easy and smart

A credit bureau reported the following information about this borrower member on January 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	18	Months Since Last Delinquency:	3
Revolving Credit Balance:	$15,137.00	Public Records On File:	0
Revolving Line Utilization:	43.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365097

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365097	$7,200	$7,200	8.00%	1.00%	January 29, 2009	February 6, 2012	February 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 365097. Member loan 365097 was requested on January 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,144 / month
Current employer:	n/a	Debt-to-income ratio:	7.29%
Length of employment:	8 years 11 months	Location:	Houston, TX

Home town:	Houston
Current & past employers:	TIBCO Software Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Last summer the AC in our house died. Living in Houston, we had to replace it immediately - which meant accepting the 12 month interest free loan from the provider - Church Services. Instead of just replacing the broken compressor, I decided to go ahead and update the 20 year unit to something more energy efficient. It has worked well and our electricity consumption (and bills) has dropped considerably since. I'd now like to refinance the loan at a lower rate before the 12 months is over. I have the option of going with balance transfers on credit cards or margin loan on my investments but I don't like opening credit cards for balance transfers (the credit cards live beyond the balance transfer) and margin loan rates can fluctuate. This is my first time using Lending Club but I have been a lender for the past 2+ years on Prosper.com where I currently have 5 active loans which pay me approx $400 per month. For those on Prosper - they are 5328, 4958, 1297, 631 and 355.

A credit bureau reported the following information about this borrower member on November 21, 2008:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,405.00	Public Records On File:	0
Revolving Line Utilization:	21.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what church are you with and your job	Church Services is the name of the company that installed the A/C unit. I am a software architect.

Member Payment Dependent Notes Series 369724

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369724	$12,000	$12,000	13.47%	1.00%	January 30, 2009	February 3, 2012	February 3, 2013	$8,750

                This series of Notes was issued upon closing and funding of member loan 369724. Member loan 369724 was requested on January 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$26,250 / month
Current employer:	Choice Logistics Inc.	Debt-to-income ratio:	10.05%
Length of employment:	22 years	Location:	SOUTH SALEM, NY

Home town:
Current & past employers:	Choice Logistics Inc., Dynamex, Inc.
Education:	BA, McGill University

This borrower member posted the following loan description, which has not been verified:

I am applying for this loan for short term purposes to consolidate some debt and pay off some other debts. I will more than likely pay this off within 6 months. Thank You

A credit bureau reported the following information about this borrower member on January 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1984	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$127,192.00	Public Records On File:	0
Revolving Line Utilization:	67.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 371345

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371345	$5,600	$5,600	13.16%	1.00%	January 30, 2009	February 8, 2012	February 8, 2013	$2,850

                This series of Notes was issued upon closing and funding of member loan 371345. Member loan 371345 was requested on January 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,000 / month
Current employer:	SELF EMPLOYED	Debt-to-income ratio:	22.60%
Length of employment:	6 years	Location:	EDINBURG, TX

Home town:	Mexico City
Current & past employers:	SELF EMPLOYED, Lockheed Martin Corp., Biomedical Enterprises, Tokyo Electron USA, Interpower Corporation
Education:	UT PanAmerican, UT San Antonio

This borrower member posted the following loan description, which has not been verified:

I have a credit card at a high rate that I would like to pay off as soon as possible. I have no problem making the payments. I just want to speed up the pay-off time.

A credit bureau reported the following information about this borrower member on January 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,553.00	Public Records On File:	0
Revolving Line Utilization:	82.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 371347

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371347	$15,000	$15,000	14.42%	1.00%	January 28, 2009	January 29, 2012	January 29, 2013	$3,875

                This series of Notes was issued upon closing and funding of member loan 371347. Member loan 371347 was requested on January 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	American Cleaners & Laundry Inc.	Debt-to-income ratio:	13.70%
Length of employment:	8 years 8 months	Location:	Santa Maria, CA

Home town:	San Luis Obispo
Current & past employers:	American Cleaners & Laundry Inc.
Education:	California Lutheran University

This borrower member posted the following loan description, which has not been verified:

My credit card rates are at a very high interest rate that will never allow me to have them paid off with payments that are affordable. If I could refinance and get a lower interest rate that would allow me to pay off the debt in a resonable time that would help a lot.

A credit bureau reported the following information about this borrower member on January 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,129.00	Public Records On File:	0
Revolving Line Utilization:	89.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 372976

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372976	$8,000	$8,000	13.79%	1.00%	January 29, 2009	January 31, 2012	January 31, 2013	$4,700

                This series of Notes was issued upon closing and funding of member loan 372976. Member loan 372976 was requested on January 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	Reeb Millwork Corp.	Debt-to-income ratio:	3.29%
Length of employment:	3 years 5 months	Location:	Federal Way, WA

Home town:	Buffalo
Current & past employers:	Reeb Millwork Corp., HomeStreet Bank, Home Depot
Education:	Seattle Community College-South Campus

This borrower member posted the following loan description, which has not been verified:

Due to an unforeseeable medical complication, we had to place several large medical bills onto our credit cards. We are unaccustomed to having this much debt and are uncomfortable with it being on credit cards. We feel that the choice to make a single loan payment each month will allow us greater peace of mind and continue the healing process. We are both secure in our work and anticipate that we will not need the 36 month term quoted, as the loan payments would be appreciably lower than what we currently are paying. We are delighted to see there is no prepayment penalty as well. We look forward to moving on from this situation and in working with Lending Club.

A credit bureau reported the following information about this borrower member on January 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	53
Revolving Credit Balance:	$7,921.00	Public Records On File:	0
Revolving Line Utilization:	58.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373048

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373048	$15,000	$15,000	11.89%	1.00%	January 29, 2009	January 29, 2012	January 29, 2013	$5,425

                This series of Notes was issued upon closing and funding of member loan 373048. Member loan 373048 was requested on January 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	NYC POLICE DEPARTMENT	Debt-to-income ratio:	18.28%
Length of employment:	24 years	Location:	NEW YORK, NY

Home town:	BRONX
Current & past employers:	NYC POLICE DEPARTMENT, NYC POLICE DEPARTMENT
Education:

This borrower member posted the following loan description, which has not been verified:

The loan will pay off credit cards.

A credit bureau reported the following information about this borrower member on January 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	23
Revolving Credit Balance:	$4,826.00	Public Records On File:	0
Revolving Line Utilization:	58.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 373384

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373384	$9,000	$9,000	12.53%	1.00%	January 30, 2009	February 4, 2012	February 4, 2013	$4,100

                This series of Notes was issued upon closing and funding of member loan 373384. Member loan 373384 was requested on January 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,987 / month
Current employer:	Gouvis Engineering	Debt-to-income ratio:	20.59%
Length of employment:	9 months	Location:	MISSION VIEJO, CA

Home town:	Pomona
Current & past employers:	Gouvis Engineering, Noran Engineering
Education:	University of California-Irvine (UCI)

This borrower member posted the following loan description, which has not been verified:

Credit Card Refinance

A credit bureau reported the following information about this borrower member on January 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1978	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,379.00	Public Records On File:	0
Revolving Line Utilization:	89.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help you with your loan. First though, I would like to ask you a few questions. What are your current monthly expenses (please include amounts)? Do you have any major upcoming purchases/expenses in the next three years i.e. home maintenance, car maintenance etc.? Do you have health insurance? Finally, will you please explain what Gouvis Engineering is and what you do for the company? Thanks so much!	Hello, Rent: $785. Car: $313 Credit/Loans: $450 I don't have any major expenses coming up. I just paid $400 to take my LEED exam for work. I lease where I live and I am a mechanical engineer who has a passion for cars so naturally I do all my own car maintenance. Insurance is covered via parents. I have full benefits covered from work. As mentioned, I am a mechanical engineer at Gouvis Engineering. I do HVAC engineering for the company. I figure out what mechanical systems they will require, do my calculations, then draft the layouts to give to the client. Projects I have worked on spread from LA to Pakistan. This loan will help me pay off the $450/mo loans I have now and reduce it down to about $300/mo which would allow me to start saving money for the future. Thank you.

Member Payment Dependent Notes Series 373770

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373770	$12,000	$12,000	13.79%	1.00%	January 29, 2009	January 30, 2012	January 30, 2013	$4,250

                This series of Notes was issued upon closing and funding of member loan 373770. Member loan 373770 was requested on January 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,917 / month
Current employer:	Voce Communications	Debt-to-income ratio:	4.58%
Length of employment:	3 years 8 months	Location:	San Francisco, CA

Home town:	Hillsboro
Current & past employers:	Voce Communications, San Mateo Union High School District
Education:	Menlo College, New York University (NYU)

This borrower member posted the following loan description, which has not been verified:

I am seeking a 10,000 personal loan to consolidate debt. This is from a collection of medical bills, a wedding and house purchase. Credit Card companies are unstable at best during these times and I am looking to consolidate at a better rate.

A credit bureau reported the following information about this borrower member on January 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	22
Revolving Credit Balance:	$12,636.00	Public Records On File:	0
Revolving Line Utilization:	30.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, Could you describe the reason of your delinquency 2 years ago? Thanks.	Hello - yes. I believe there are 2 delinquency payments on my credit report. Both were a mis-communication in timing of payment. I have never postponed payment or asked to cease payment in any case. I just thought payment was due on a different date.

Member Payment Dependent Notes Series 373842

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373842	$8,000	$8,000	13.47%	1.00%	January 30, 2009	February 3, 2012	February 3, 2013	$4,500

                This series of Notes was issued upon closing and funding of member loan 373842. Member loan 373842 was requested on January 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Ergon Energy Partners	Debt-to-income ratio:	4.35%
Length of employment:	5 years 6 months	Location:	Monroe, LA

Home town:	Monroe
Current & past employers:	Ergon Energy Partners
Education:	Louisiana Tech University

This borrower member posted the following loan description, which has not been verified:

Loan for a major Purchase

A credit bureau reported the following information about this borrower member on January 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	14	Months Since Last Delinquency:	12
Revolving Credit Balance:	$1,935.00	Public Records On File:	0
Revolving Line Utilization:	22.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you mind telling us what the "major purchase" is?	I'm glad you asked! I have been wishing I could modify this listing to include more detail and this is my chance. The majority of this $8000 will be going towards a Engagement Ring & Wedding Band. I cannot give a specific price because I have yet to do any serious shopping for these items. After the purchase any remaining money will submitted as a payment towards this loan. Thanks for the question. Let me know if I can do anything else for you.
Congratulations on the upcoming proposal! I'd like to help on your loan. First though, I need to ask a couple questions. Do you have any other major expenses coming up i.e. a home or auto purchase? What are your current monthly expenses (please include amounts)? Do you know whether or not you'll be assuming much debt from your future wife? If so, how much? Do you currently have health and disability insurance? Thanks a lot and good luck with the loan process!	I have no major expenses on the horizon. My vehicle fully paid for and I will not be purchasing a new one at anytime in the foreseeable future. She currently lives alone, has a fixed rate mortgage ($800 per month) and a small car payment ($250 per month) all of which she is paying for with her current salary. Otherwise she is debt free. My only expenses are rent ($300), car insurance ($500 per 6 months) and about $1,500 in CC debt. I will be wiping out the CC debt when my tax refund is deposited. I have heath insurance (Blue Cross / Blue Shield) through the company I work for www.ergon.com. They also offer Long-Term disability both of which are auto drafted from my paycheck.
Can you tell me a little about the delinquencies on your record? Have you ever defaulted?	Sure, I bought a truck right out of High School which was dumb. Anyway, money was tight for many years while paying for school, rent, food and a truck. I was not on a auto draft payment system and unfortuately late on many payments. Anyway, that vechile was paid off, sold and I have since bought and paid for my current vechile. Ofcourse, I have a real source of income now which makes things much easier! Thanks.

Member Payment Dependent Notes Series 373930

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373930	$15,000	$15,000	12.84%	1.00%	January 28, 2009	January 29, 2012	January 29, 2013	$3,825

                This series of Notes was issued upon closing and funding of member loan 373930. Member loan 373930 was requested on January 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,667 / month
Current employer:	CUNA Mutual Group	Debt-to-income ratio:	8.10%
Length of employment:	5 years 6 months	Location:	Cypress, TX

Home town:	Las Vegas
Current & past employers:	CUNA Mutual Group, Hand Benefits and Trust
Education:	Texas A&M University

This borrower member posted the following loan description, which has not been verified:

I own a Pediatric office in Las Vegas, NV. There are two offices with three providers. We have over $600,000 annually in revenue. Our second office is new and we are looking for operating capital for this new office. We anticipate this new office will be growing rapidly and anticipate revenue's doubling in the next year. Due to the economic environment, the banks that we have relationships are not providing money for operating capital at all. I hope this will change soon, however, in the meantime we are in need of operating capital. We are currently seeing on average 20 - 25 patients per day at each of our locations.

A credit bureau reported the following information about this borrower member on December 20, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1991	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	45
Revolving Credit Balance:	$25,311.00	Public Records On File:	0
Revolving Line Utilization:	53.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 373958

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373958	$15,000	$15,000	13.79%	1.00%	January 29, 2009	January 31, 2012	January 31, 2013	$7,700

                This series of Notes was issued upon closing and funding of member loan 373958. Member loan 373958 was requested on January 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	luv my pet and vet relief	Debt-to-income ratio:	14.64%
Length of employment:	2 years	Location:	baltimore, MD

Home town:	london
Current & past employers:	luv my pet and vet relief, dundalk animal hospital
Education:	royal veterinary college , london

This borrower member posted the following loan description, which has not been verified:

i need a buisness loan of $15,000 to purchase a veterinary clinic. the business i intend to buy is based in maryland and i am doing this to improve the well-being of pets in the area. i believe that with hard work and a good heart i can make a difference.

A credit bureau reported the following information about this borrower member on January 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	76
Revolving Credit Balance:	$1,914.00	Public Records On File:	0
Revolving Line Utilization:	32.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you give a summary of your business plan (especially in this economy!) and your qualifications, and the ability for vet clinic in Dundalk to succeed financially?	Type your answer here. i am a veterinarian i have a doctorate degree. concerning where the buiness would be located, i never mentioned that it would be located in dundalk, i used to work in that area. concerning my biz plan i can have that faxed to lending club but i would only like to release this info confidencialy.

Member Payment Dependent Notes Series 373971

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373971	$10,000	$10,000	10.95%	1.00%	January 29, 2009	January 29, 2012	January 29, 2013	$3,300

                This series of Notes was issued upon closing and funding of member loan 373971. Member loan 373971 was requested on January 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Kinetic Books	Debt-to-income ratio:	5.68%
Length of employment:	5 years	Location:	Seattle, WA

Home town:
Current & past employers:	Kinetic Books, Microsoft, Pizza Hut
Education:	Seattle University, University of Alaska Anchorage

This borrower member posted the following loan description, which has not been verified:

I had a HELOC with a zero balance but $20,000 possible. I would put about a $10K balance on it from time to time while taking advantage of 0% CC loans. I was making some money using the big Credit Card companies system against them. My bank decided to "re-value" my house and my HELOC got chopped to $1K max value. Then I though "I don't want to become a statistic if something ever happens with my job." My job has been steady for 5 years and looks like it will be for another 5, but you never know. My wife and I decided to start living in our basement and renting out the top of the house as a Vacation Rental and sometimes as a Bed & Breakfast. So we did some remodeling and racked up our first permanent CC debt in my life ($10 K). We have started renting our house and things look promising. I hate the idea of giving the interest I made off of the CC companies back to them and would rather get a loan from investors here.

A credit bureau reported the following information about this borrower member on January 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37,964.00	Public Records On File:	0
Revolving Line Utilization:	57.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Estimated Monthly Rental Income? Current Monthly expenses? Does your wife work as well? What kind of 'emergency savings' do you have in place? Is it a 1 month, 2 month supply or more?	My wife has not been working and doing a lot of hobbies, now she will be managing the rental and cleaning. Monthly Income: $1000 to $4500 Based on $150/night rental with a minimum of 7 nights, max of 30. $150 is very competitive for the type and location of our rental. Monthly expense. $320 to $1500 Based on $45 / rental day, including $30 for personal costs associated with eating out and other changes. Because we will be renting out the upper two floors of the house we live in while we live in the basement, our expenses will be very contained to rental days. Our real expense is in giving up living area for several years while we pay off debt and build up savings. Our emergency savings is very low, only 1 month. We have been paying off mortgage loans, perhaps too fast because of sacrificing savings. On the other hand, we survived the devaluing of our house and have a fixed rate mortgage, so maybe we are ok. The HELOC gave us the buffer we needed and allowed very little interest payments. Now the HELOC is gone, so this $10K loan will essentially serve as our buffer until we get savings from renting. This daily vacation rental is designed so that we can keep from having problems if something were to happen to my job which is very stable at the moment. We are finally planning ahead.

Member Payment Dependent Notes Series 373972

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373972	$9,600	$9,600	14.42%	1.00%	January 28, 2009	January 29, 2012	January 29, 2013	$3,100

                This series of Notes was issued upon closing and funding of member loan 373972. Member loan 373972 was requested on January 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,997 / month
Current employer:	Santa Clara-COE	Debt-to-income ratio:	11.46%
Length of employment:	4 years	Location:	milpitas, CA

Home town:
Current & past employers:	Santa Clara-COE
Education:

This borrower member posted the following loan description, which has not been verified:

This money will be used to purchase a lot to construct a school building for pre-schoolers and kindergarteners.

A credit bureau reported the following information about this borrower member on January 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,040.00	Public Records On File:	0
Revolving Line Utilization:	20.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373982

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373982	$15,000	$15,000	11.58%	1.00%	January 28, 2009	January 29, 2012	January 29, 2013	$6,625

                This series of Notes was issued upon closing and funding of member loan 373982. Member loan 373982 was requested on January 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,278 / month
Current employer:	Herman Cook Volkswagen	Debt-to-income ratio:	9.81%
Length of employment:	1 year 2 months	Location:	san marcos, CA

Home town:	Manchester
Current & past employers:	Herman Cook Volkswagen, USMC -Semper Fi
Education:	Plymouth State University

This borrower member posted the following loan description, which has not been verified:

I would like to pay off a private car loan.

A credit bureau reported the following information about this borrower member on January 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	21
Revolving Credit Balance:	$4,218.00	Public Records On File:	1
Revolving Line Utilization:	1.40%	Months Since Last Record:	98
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is 11.58% lower than what you're currently paying on the car?	Hi Jon, Yes, the rate is higher. It's a personal loan I got on my Corvette.

Member Payment Dependent Notes Series 373984

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373984	$9,000	$9,000	11.26%	1.00%	January 29, 2009	January 29, 2012	January 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 373984. Member loan 373984 was requested on January 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Sungard Higher Education	Debt-to-income ratio:	7.45%
Length of employment:	6 months	Location:	Alpine, TX

Home town:	Farmville
Current & past employers:	Sungard Higher Education, Brazos Higher Education Service Corporation, Collegiate Funding Services
Education:	Virginia Commonwealth University, Tulane University of Louisiana

This borrower member posted the following loan description, which has not been verified:

I was lucky to recently find a good solid job. After 6 months of unemployment my credit card debt increased. Recently I noticed that my credit card companies have aggressively raised their rates. I am looking for an alternative to the 20+ percent interest rates now in effect on my cards. Either way I can easily manage to pay off my debt. A lower interest rate does make more sense. Additionally a single source to which I make payments offers the additional advantage of simplicity.

A credit bureau reported the following information about this borrower member on January 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,827.00	Public Records On File:	0
Revolving Line Utilization:	34.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list the balances, current monthly minimum payments, and the interest rates of the credit cards you want to pay.	Hi Northridge, First off, sorry if this is shows up late. When lenders ask questions of borrowers, Lending Club sends an automated email to the borrower. The email contains a link embedded in the email. Clicking on the link takes to borrower to the response web page. Easy enough, the borrower clicks the link to answer a lender's question, as I did this morning. Unfortunately, you only get one click and one chance to post. After one response the email link dies. Also you cannot post a reply directly through you account.So, I have been on the phone with the helpful Lending Club support techs. They have promised to post this answer to my account upon receipt of my email sent to support@lendingclub.com. They were very helpful but I do suggest they notify borrowers about the once click/one reply policy in the actual email. Anyway if you have a follow up question, I now know the ropes. Your question was "Please list the balances, current monthly minimum payments, and the interest rates of the credit cards you want to pay.": My Discover card and my Visa card will be the recipients of my Lending Club loan. Discover Card Balance = $5,457.62 Interest = 28.99% Minimum Monthly Payment = 142.00 BOA Visa Balance = $6,711 Interest = 17.99% Minimum Monthly Payment = 205.00 If you need any more info just let me know.
What is your new job? What was your old job?	Hi Finspons, Old job = managing an operational program for a financial services firm New job = managing an information technology system I hope this helps. If you need further information just let me know.

Member Payment Dependent Notes Series 373986

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373986	$15,000	$15,000	15.68%	1.00%	January 29, 2009	January 29, 2012	January 29, 2013	$2,300

                This series of Notes was issued upon closing and funding of member loan 373986. Member loan 373986 was requested on January 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	Hologic Corp	Debt-to-income ratio:	19.87%
Length of employment:	5 years 8 months	Location:	Ludlow, MA

Home town:
Current & past employers:	Hologic Corp
Education:	University of Massachusetts at Amherst, Boston University

This borrower member posted the following loan description, which has not been verified:

Have some high rate credit cards that I need to consolidate. Have been able to pay them on time, but there is not sense paying the rates that I am paying right now.

A credit bureau reported the following information about this borrower member on January 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	23
Revolving Credit Balance:	$87,502.00	Public Records On File:	0
Revolving Line Utilization:	96.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373988

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373988	$15,000	$15,000	9.63%	1.00%	January 28, 2009	January 29, 2012	January 29, 2013	$1,425

                This series of Notes was issued upon closing and funding of member loan 373988. Member loan 373988 was requested on January 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Lakeland Regional Medical Center	Debt-to-income ratio:	16.56%
Length of employment:	2 years 7 months	Location:	Brandon, FL

Home town:	Havelock
Current & past employers:	Lakeland Regional Medical Center, State Farm Insurance Companies
Education:	University of North Carolina at Chapel Hill (UNC), University of Virginia (UVA)

This borrower member posted the following loan description, which has not been verified:

This loan will be used to eliminate my revolving credit balance. I am carrying a high balance and have been paying $600-900/month towards it. Yet the balance is going nowhere and I'm tired of paying interest on my interest! I just want the debt to be gone, and it will be nice to know that it will be in just 3 years. I am a registered nurse making a comfortable income in a stable career, and I always pay my bills on time. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on January 15, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,709.00	Public Records On File:	0
Revolving Line Utilization:	31.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you still plan on making $600-$900 payments a month or just the minimum of $481.42 a month on this loan?	I plan on just making the standard payment of $481.42. I'm going to use the extra money each month to pay off my car and student loans. It seems that I will have to contact Lending Club if I want to pay more than the debited amount, so I certainly won't be doing that often, if at all. Thank you and I hope that answered your question.

Member Payment Dependent Notes Series 374004

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374004	$12,000	$12,000	11.89%	1.00%	January 28, 2009	January 29, 2012	January 29, 2013	$5,400

                This series of Notes was issued upon closing and funding of member loan 374004. Member loan 374004 was requested on January 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	BNR Acoustical	Debt-to-income ratio:	7.31%
Length of employment:	3 years	Location:	Auburn, CA

Home town:	Missowa
Current & past employers:	BNR Acoustical, Acoustical Engineers
Education:

This borrower member posted the following loan description, which has not been verified:

I am reqesting a loan in order to pay for building materials based on contracts already executed. I recently started working for myself full time and find that I need a loan to keep working. I bid jobs a little lower because I do the work myself, ensuring continuing work.

A credit bureau reported the following information about this borrower member on January 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,669.00	Public Records On File:	0
Revolving Line Utilization:	56.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 374045

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374045	$15,000	$15,000	11.89%	1.00%	January 29, 2009	January 30, 2012	January 30, 2013	$5,425

                This series of Notes was issued upon closing and funding of member loan 374045. Member loan 374045 was requested on January 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Self-employed	Debt-to-income ratio:	19.17%
Length of employment:	11 years 5 months	Location:	Portland, OR

Home town:
Current & past employers:	Self-employed
Education:	SUNY at Buffalo

This borrower member posted the following loan description, which has not been verified:

Thanks for visiting. This request is to pay off higher interest rate credit card balances, and to insulate our house. We are looking forward to reduced energy bills and the tax credits will help reduce the loan balance.

A credit bureau reported the following information about this borrower member on January 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	23
Revolving Credit Balance:	$125,642.00	Public Records On File:	0
Revolving Line Utilization:	82.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
have you checked to see if your gas/electric utility offers a free energy audit and/or will assist with approved products/services?	Yes, I've had that done. The insulation was recommended, with incentives and rebates. Thanks.
Hello, Could you describe the content of your revolving balance of $125K? Also can you tell us about your last delinquency 2 years ago? Thanks.	It is mostly a home equity line of credit, used to purchase rental property several years ago. There is also a line of credit for my business, but is under my name. I think the delinquency came from an unsecured bank line of credit. I asked for the payoff balance, and paid it and closed it (I thought). But there was a small interest balance remaining. I had closed the corresponding checking account, and with bank lines of credit there is no statement. I went on vacation, received a call from the bank and a balance of $30 or so was more than 30 days past due. I tried to get it deleted several times, but to no avail.

Member Payment Dependent Notes Series 374058

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374058	$15,000	$15,000	11.58%	1.00%	January 29, 2009	January 30, 2012	January 30, 2013	$8,125

                This series of Notes was issued upon closing and funding of member loan 374058. Member loan 374058 was requested on January 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	United Airlines	Debt-to-income ratio:	14.65%
Length of employment:	20 years	Location:	Dubois, WY

Home town:
Current & past employers:	United Airlines
Education:	Southern Illinois University-Carbondale

This borrower member posted the following loan description, which has not been verified:

Son has entered college at the same time two children need braces. Have put most on credit card to cover immediate expense. Will use funds to reduce C.C debt

A credit bureau reported the following information about this borrower member on January 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1981	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	17
Revolving Credit Balance:	$182,274.00	Public Records On File:	0
Revolving Line Utilization:	48.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 374102

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374102	$15,000	$15,000	14.42%	1.00%	January 29, 2009	January 30, 2012	January 30, 2013	$2,625

                This series of Notes was issued upon closing and funding of member loan 374102. Member loan 374102 was requested on January 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	Accenture	Debt-to-income ratio:	6.33%
Length of employment:	3 years 6 months	Location:	Bronx, NY

Home town:	Ghana
Current & past employers:	Accenture
Education:	Rensselaer Polytechnic Institute (RPI)

This borrower member posted the following loan description, which has not been verified:

Building a school in my home country. I finance that through myself and plan to complete it by the end of this year and begin operation early 2010. This loan will enable a faster pace of the work because it is a lump sum instead of the piece meal I have been doing so far.

A credit bureau reported the following information about this borrower member on January 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	20
Revolving Credit Balance:	$6,585.00	Public Records On File:	0
Revolving Line Utilization:	20.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What kind of type of school is it, elementary, middle school, or high school? Thanks, Mark	Mark, Thank you for your interest. The plan includes elementary school through Junior Secondary School (middle school). But the focus at the moment is beginnning operation of the elementary school in January 2010. Thank you all for your support!

Member Payment Dependent Notes Series 374120

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374120	$8,000	$8,000	14.11%	1.00%	January 30, 2009	January 30, 2012	January 30, 2013	$2,600

                This series of Notes was issued upon closing and funding of member loan 374120. Member loan 374120 was requested on January 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	ING	Debt-to-income ratio:	16.96%
Length of employment:	3 years	Location:	westfield, MA

Home town:	Springfield
Current & past employers:	ING
Education:

This borrower member posted the following loan description, which has not been verified:

personal loan

A credit bureau reported the following information about this borrower member on January 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,252.00	Public Records On File:	0
Revolving Line Utilization:	56.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, Could you describe the reason of this loan? Thanks.	sure, about 70% is for consolidation, and 30% for major car repair. Thanks

Member Payment Dependent Notes Series 374129

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374129	$15,000	$15,000	10.95%	1.00%	January 29, 2009	January 30, 2012	January 30, 2013	$3,725

                This series of Notes was issued upon closing and funding of member loan 374129. Member loan 374129 was requested on January 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	US Logistics Inc.	Debt-to-income ratio:	2.77%
Length of employment:	3 months	Location:	El Paso, TX

Home town:	ST. Kitts W.I.
Current & past employers:	US Logistics Inc., US Army (Retired)
Education:	University of Maryland, University of Phoenix

This borrower member posted the following loan description, which has not been verified:

Requesting a loan for funding an invention idea currently in the prototype construction phase.

A credit bureau reported the following information about this borrower member on December 30, 2008:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	32
Revolving Credit Balance:	$11,002.00	Public Records On File:	0
Revolving Line Utilization:	20.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide a little more info on your invention. What industry is it for? Do you have a test marketing plan established? How long before you anticipate going to market?	I'm sorry I can not go into details of the project. I can tell you however that it's in the heating/cooling industry and I anticipate the product going to market by the Spring of 2009.?
How long have you been retired from the service and do you receive a pension from the govt? Also is this something that will revolutionize the heating and cooling industry type thing? Or is it in the area of making it more efficient? Any ibfo would be appreciated without giving away your idea.	I've been retired from active duty less than 6 months and I do receive a pension. My invention idea is an add-on product that will enhance the capabilities of an existing unit thus making it more efficient.

Member Payment Dependent Notes Series 374171

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374171	$6,000	$6,000	11.58%	1.00%	January 29, 2009	January 31, 2012	January 31, 2013	$400

                This series of Notes was issued upon closing and funding of member loan 374171. Member loan 374171 was requested on January 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,167 / month
Current employer:	n/a	Debt-to-income ratio:	23.08%
Length of employment:	n/a	Location:	Brusly, LA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate 4 accounts I am currently paying.

A credit bureau reported the following information about this borrower member on January 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1989	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,397.00	Public Records On File:	0
Revolving Line Utilization:	86.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list the balances, current monthly minimum payments, and the interest rates of the 4 accounts you are paying.	Firestone--$800---56/mo. 24% Citifinancial--5100---350/month 29%

Member Payment Dependent Notes Series 374229

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374229	$15,000	$15,000	13.47%	1.00%	January 29, 2009	January 31, 2012	January 31, 2013	$11,175

                This series of Notes was issued upon closing and funding of member loan 374229. Member loan 374229 was requested on January 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	FIDELITY INVESTMENTS	Debt-to-income ratio:	12.18%
Length of employment:	7 years 6 months	Location:	Lantana, TX

Home town:
Current & past employers:	FIDELITY INVESTMENTS
Education:	Texas Tech University

This borrower member posted the following loan description, which has not been verified:

Looking to invest in more rent houses

A credit bureau reported the following information about this borrower member on January 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$65,230.00	Public Records On File:	0
Revolving Line Utilization:	68.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 374247

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374247	$15,000	$15,000	16.95%	1.00%	January 29, 2009	February 2, 2012	February 2, 2013	$2,200

                This series of Notes was issued upon closing and funding of member loan 374247. Member loan 374247 was requested on January 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	SunAmerica	Debt-to-income ratio:	22.85%
Length of employment:	4 years	Location:	MOORPARK, CA

Home town:	Thousand Oaks
Current & past employers:	SunAmerica, MetLife Inc.
Education:	Azusa Pacific University

This borrower member posted the following loan description, which has not been verified:

I am looking for a consolidation loan in order to be able to lock in a lower interest rate and pay off my debt faster. I am hoping to get engaged in August to the love of my life and this loan will allow me to save more money every month and to have a greater cash flow for when do get married. I am currently paying about one thousand dollars a month in an attempt to pay off my debt and this loan would allow me to cut my payments in half. I have a fantatic job as a Regional Marketing Specialist with SunAmerica and I am living at home with my parents and not paying any rent. Paying off this loan will not be a problem and you can be certain that I am a safe investment. Please let me know if you have any questions and your support is very much appreciated!

A credit bureau reported the following information about this borrower member on January 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,820.00	Public Records On File:	0
Revolving Line Utilization:	98.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your upcoming engagement. I commend you on trying to begin married life out of debt, and I would like to help you achieve that goal. First though, I would like to ask you a few questions. What are your current monthly expenses (please include amounts)? Do you have any major upcoming purchases and/or expenses coming up?	My current monthly expenses are: Credit Cards- 1,000 Car- 290 Insurance- 150 Student Loan-155 Cell- 90 Gym- 85 The only major purchase that I have coming up is the wedding band which should be about 1,000. I already have the center stone and with the ability to reduce what I pay on my credit card through this loan every month I should easily be able to save for it. Thank you so much for your interest in helping me and please let me know if you have any other questions. Thanks and have a great day!

Member Payment Dependent Notes Series 374254

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374254	$15,000	$15,000	14.42%	1.00%	January 30, 2009	January 31, 2012	January 31, 2013	$7,200

                This series of Notes was issued upon closing and funding of member loan 374254. Member loan 374254 was requested on January 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,408 / month
Current employer:	San Carlos Irrigation Project	Debt-to-income ratio:	11.22%
Length of employment:	7 years	Location:	Mesa, AZ

Home town:	Page
Current & past employers:	San Carlos Irrigation Project
Education:	Arizona State University

This borrower member posted the following loan description, which has not been verified:

Personal debt was never an issue until August 2006. That month my family was involved in a serious auto accident and my youngest brother suffered severe injuries resulting in multiple surgical procedures and lengthy hospital stays. Since the accident, additional facial reconstructive procedures have been performed and the total cost of the medical bills climbed well into the hundreds of thousand dollar range. Although insurance covered the vast majority of the medical costs, it did not pay for everything. To make a long story short, by December 2007, I had accrued a substantial amount of credit card debt. However, in spite of these obstacles I have aggressively paid down the debt throughout 2008, and as of December I have eliminated more than $12,000 of the debt. In August 2008, despite my payoff efforts Bank of America raised my interest rate from 7% to 25% and slashed my available credit to just above my balance because I was now categorized as high risk. I made numerous attempts to lower my interest rate but to no avail, and with the economy in its current state I have not been able to successfully transfer my balance to another account with a lower rate. So I am now looking at other sources to payoff the B of A card and its ridiculous interest rate. I would like to convey to all considering my loan request that I am a sound investment and this truth is supported by the following facts: I have a secure career in the electric utility industry headed into its 7th year (have to keep the lights on!), I will earn a salary in the six figure range this year and beyond, and despite the recent adversities I am absolutely determined to payoff all debts while honoring my commitments. Also, I have NEVER missed or made a late payment in my life and my credit reports accurately reflect this important detail. I appreciate your kind consideration of my request and look forward to answering any questions you may have for me. Sincerely, Payoff High Interest CC

A credit bureau reported the following information about this borrower member on January 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,432.00	Public Records On File:	0
Revolving Line Utilization:	68.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why did B of A bump you up from 7% to 25%?	At the time I received a letter stating B of A from time to time evaluates the credit worthiness of its customers, and because I was now carrying a large amount of unsecured revolving debt, that the B of A was now raising my interest rate. And it wasn't raised by a small amount, but from 6.89% to 24.74%! That was it, it didn't matter that I never missed or paid late on this account or any other account. I was simply told that I would have to eliminate a large portion of the debt before my rate could be lowered. Which by doing so made the task of paying down the card quite challenging. I hope I have answered your question sufficiently, if not please let me know and I will elaborate further. Thank you.

Member Payment Dependent Notes Series 374259

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374259	$11,000	$11,000	12.53%	1.00%	January 30, 2009	January 31, 2012	January 31, 2013	$5,200

                This series of Notes was issued upon closing and funding of member loan 374259. Member loan 374259 was requested on January 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,750 / month
Current employer:	US Air Force	Debt-to-income ratio:	19.35%
Length of employment:	15 years 10 months	Location:	Montgomery, AL

Home town:	Bangkok
Current & past employers:	US Air Force
Education:	University of North Carolina at Charlotte (UNC), Webster University

This borrower member posted the following loan description, which has not been verified:

Wife was late on two credit card payments without telling me. Bank increased her rate to 28% pushing balance over the limit which also incurred additional penalties. Respectfully request loan with better interest rate to help get this situation back under control and ultimately eliminate the debt.

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	30
Revolving Credit Balance:	$32,307.00	Public Records On File:	0
Revolving Line Utilization:	83.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 374295

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374295	$9,000	$9,000	9.63%	1.00%	January 28, 2009	February 1, 2012	February 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 374295. Member loan 374295 was requested on January 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,833 / month
Current employer:	Wipro	Debt-to-income ratio:	8.45%
Length of employment:	4 years 1 month	Location:	gurnee, IL

Home town:	Tuticorin
Current & past employers:	Wipro, Cabela's ,Penske
Education:	Master's degree in IT

This borrower member posted the following loan description, which has not been verified:

I am living in my house for 18 months. I am planning to put more money so that i can avoid my Private Mortgage Insurance (which is a saving of 150$month). Thanks for all your help

A credit bureau reported the following information about this borrower member on January 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,215.00	Public Records On File:	0
Revolving Line Utilization:	30.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, Your profile does not list your home ownership status. I'm assuming you own the home. Are you trying to fully pay off your mortgage to avoid the mortgage insurance, or does it just require a slightly higher down payment?	I am increasing my downpayment to avoid my pmi. Thanks
I tried to do this recently with my bank. Paid down my mortgage loan to less than 80% LTV for home I had made purchased three years earlier. They charged more than $300 for new appraisal but then refused to drop MIP because value of home had declined since purchase and remaining balance was still too high based on new appraisal. Have you verified with your bank that they will agree to drop the PMI if you increase down payment?	Yes. I need to pay new appraisal fee.But i am sure,i can work with my current lender to avoid my PMI. Thanks

Member Payment Dependent Notes Series 374309

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374309	$15,000	$15,000	13.47%	1.00%	January 30, 2009	February 1, 2012	February 1, 2013	$5,600

                This series of Notes was issued upon closing and funding of member loan 374309. Member loan 374309 was requested on January 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	remus rich farms	Debt-to-income ratio:	11.73%
Length of employment:	40 years	Location:	ATHENS, WI

Home town:	athens
Current & past employers:	remus rich farms, scott remus
Education:

This borrower member posted the following loan description, which has not been verified:

work on house inside

A credit bureau reported the following information about this borrower member on January 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,417.00	Public Records On File:	0
Revolving Line Utilization:	43.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 374325

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374325	$4,200	$4,200	15.37%	1.00%	January 29, 2009	February 1, 2012	February 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 374325. Member loan 374325 was requested on January 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Decisive Analytics	Debt-to-income ratio:	6.00%
Length of employment:	1 month	Location:	Winchester, VA

Home town:	Charleston
Current & past employers:	Decisive Analytics, Creative Family, Violino Restrurant, Radford Unviersity
Education:	Radford University

This borrower member posted the following loan description, which has not been verified:

I would like to get a loan for $7,000. I have several credit cards and would prefer to have just one payment. The reason I do have credit card debt is because I just got out of college. I have never been late or missing any payments. I currently have a very good job with a government contractor. Thank you.

A credit bureau reported the following information about this borrower member on January 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,597.00	Public Records On File:	0
Revolving Line Utilization:	56.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 374360

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374360	$5,000	$5,000	13.79%	1.00%	January 30, 2009	February 1, 2012	February 1, 2013	$1,200

                This series of Notes was issued upon closing and funding of member loan 374360. Member loan 374360 was requested on January 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	State Board of Pardons & Paroles	Debt-to-income ratio:	20.86%
Length of employment:	11 years 6 months	Location:	Atlanta, GA

Home town:	Atlanta
Current & past employers:	State Board of Pardons & Paroles
Education:	Georgia Southern University

This borrower member posted the following loan description, which has not been verified:

I'm almost done with my Master's Degree in Public Administration. My employer paid for one-third of the tuition and expenses. I paid for some of the remaining costs with savings. When I exhausted my savings account, I started using my credit card which had other charges on it. Those charges were related to helping my sister's family after her husband was laid off from his job. Now, our state - like most others - is in a financial slump, and I will not receive an increase in salary upon completion of my degree. I was counting on the increase to help pay off the credit card debt I owe. My sister won't be able to repay me for a while, as it will take time for them to get back on their feet once her husband finds another job. They have two beautiful girls, ages 12 and 9. Since I am near the limit on the card, I am afraid the credit card company will hike my rate up even higher than it is now. So, this will allow me to pay a good chunk of it to keep the credit card company from increasing my APR. All of my accounts are current - I have no late or delinquent accounts. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on January 18, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1987	Delinquent Amount:	$0.00
Open Credit Lines:	35	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	58	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,511.00	Public Records On File:	0
Revolving Line Utilization:	22.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I commend you for helping out your family. I would, in turn, like to help you with your loan. First though, I would like to ask you a few questions. What are your current monthly expenses (please include amounts)? Do you have any major upcoming purchases/expenses in the next three years i.e. home maintenance, car maintenance etc.?	Hi! Thank you for considering my loan. I have no major expenses in the upcoming three years. My mortgage payment is $1425 per month. I pay association fees of $400 per month. My car payment is $400 per month. Insurance (for car and home) is $130 per month. Utilities are approximately $100 per month. Credit card payments are $500-600 per month. I have one revolving 90 day account that is $200 per month for another 4 months. Gas is around $100 per month. I will be out of town until Friday evening and can give you more information at that time. Again, thank you for your interest. Rita 01-28-09
Thank you for your prompt response. One final question. Do you carry health insurance?	Yes - regular health insurance and dental insurance plus a catastrophic disease policy and life insurance, as well.

Member Payment Dependent Notes Series 374401

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374401	$10,000	$10,000	9.32%	1.00%	January 30, 2009	February 3, 2012	February 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 374401. Member loan 374401 was requested on January 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Mark's Bookkeeping Services	Debt-to-income ratio:	0.36%
Length of employment:	4 years 2 months	Location:	Elmhurst, NY

Home town:
Current & past employers:	Mark's Bookkeeping Services
Education:	CUNY Bernard M Baruch College

This borrower member posted the following loan description, which has not been verified:

In the near future, I will buy an apartment and use almost all my savings for down payment. I plan to add some cushion to my money in the bank for emergency purpose. Therefore I'm applying this emergency fund loan.

A credit bureau reported the following information about this borrower member on January 18, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$311.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you intend to rebuild your emergency fund with your own money by paying off the loan early?	I may prepay the loan if I can accumulate enough emergency fund from my own source. But if there is nothing significant change on my source of income (I hope I could get a big bonus or salary increase, of course), it's most possible I will stick with the repayment schedule.
Are you buying an apartment to use as a primary residence or as an investment property? If an investment, what net cash flow do you expect?	It will be for both my primary residence and an investment. The monthly installment and maintenance fee will be 30 percent of my current monthly income.

Member Payment Dependent Notes Series 374403

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374403	$6,000	$6,000	13.47%	1.00%	January 29, 2009	February 2, 2012	February 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 374403. Member loan 374403 was requested on January 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,250 / month
Current employer:	LP Speedy Spa	Debt-to-income ratio:	4.75%
Length of employment:	12 years	Location:	Keene Valley, NY

Home town:	Cooperstown
Current & past employers:	LP Speedy Spa
Education:	University of New Mexico

This borrower member posted the following loan description, which has not been verified:

My husband and I have been making payments on our Sears card at 21.98 percent- I have called to see if they would lower the interest rate but they will not. I want to pay off this credit card completely and need a lower interest rate to do so.

A credit bureau reported the following information about this borrower member on January 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,684.00	Public Records On File:	0
Revolving Line Utilization:	66.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I commend you on your decision to get rid of your high-interest cards. I would like to help, but I would like to ask you a couple questions first. How long have you been making paymens on the Sears Card? What other monthly payments do you have (please include amounts), Do you have any major purchases or repairs coming up? Thank you and good luck with your loan.	Thank you for your interest in my situation and I will answer your questions as best I can- I have been making payments on our (hubby and myself) Sears credit card for 3 years at 200-300/ month. We have just received an increase in our interest rate to 21.98% and when I called to ask them to lower it, they stated that it is a store card and that they would not lower the interst rate. I just want to pay it off completely and never be so naive to get a card from a store! The other monthly payments I have right now are: my car- 308.19/ month, my student loan- 158/mo. and a credit card at 9 % interest- which has 4500 on it, and I make varying payments on it. We are lucky because we do not have a mortgage and own our home. My C4 level at requesting credit may be due to my poor credit decisions when I was in college which I have taken care of but will stay on my report a bit longer. I will not default on this loan- for one because I just will not, and b/c I desire better credit and because it is so personal- you and all that lend to me know where I work, what I do, where I went to school. I hope you can help me get to my goal, thank you for your help. It means a lot to me!

Member Payment Dependent Notes Series 374445

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374445	$10,000	$10,000	14.11%	1.00%	January 30, 2009	February 2, 2012	February 2, 2013	$800

                This series of Notes was issued upon closing and funding of member loan 374445. Member loan 374445 was requested on January 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	US Army	Debt-to-income ratio:	15.00%
Length of employment:	13 years	Location:	Houston, TX

Home town:
Current & past employers:	US Army
Education:

This borrower member posted the following loan description, which has not been verified:

Military member needs assistance consolidating debt into one payment in preparation for family move and susbequent deployment.

A credit bureau reported the following information about this borrower member on January 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	12	Months Since Last Delinquency:	15
Revolving Credit Balance:	$11,011.00	Public Records On File:	0
Revolving Line Utilization:	57.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you elaborate on the two delinquencies you had in the last 2 yrs? also, are you not able to obtain help from USAA? How so?	Certainly - they happened during a previous deployment. I had attempted to set up an online payment for a couple of bills that did not quite work out. Once I had a chance to follow up on it, I immediately corrected the issue by informing my family and they made an in-store payment. Both of the delinquencies were no older than 30 days. USAA was unwilling to help due to the fact that all bills are current and my DTI was over their threshhold (at least that's what they told me). Hope this helps, and thank you for your assistance!

Member Payment Dependent Notes Series 374462

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374462	$5,000	$5,000	10.95%	1.00%	January 30, 2009	February 2, 2012	February 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 374462. Member loan 374462 was requested on January 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Nixa Fire Prot. Dist.	Debt-to-income ratio:	6.38%
Length of employment:	4 years	Location:	Willard, MO

Home town:	Wichita
Current & past employers:	Nixa Fire Prot. Dist., City of Willard
Education:	Ozarks Technical Community College

This borrower member posted the following loan description, which has not been verified:

Consolidate credit cards into one monthly payment

A credit bureau reported the following information about this borrower member on January 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,044.00	Public Records On File:	1
Revolving Line Utilization:	18.00%	Months Since Last Record:	90
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello - Could you please explain your past public record. Thank you. Art	Went through a divorce and had to file bankruptcy 9 years ago
I commend you for your decision to consolidate your debt, and I would like to help. First though, I'd like to ask you a few questions. Will you please list your monthly payments (please include dollar amounts)? Do you have any major purchases coming up in the near future? What do you intend to do with your credit cards after you consolidate this debt?	HBSC=75.00 Merrick Bank=50.00 WAMU=40.00 Capital one=40.00 No major purchases coming up that I foresee Cut up the cards, tired of making 4 different payments

Member Payment Dependent Notes Series 374466

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374466	$15,000	$15,000	15.37%	1.00%	January 30, 2009	February 2, 2012	February 2, 2013	$3,400

                This series of Notes was issued upon closing and funding of member loan 374466. Member loan 374466 was requested on January 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,250 / month
Current employer:	Western Digital	Debt-to-income ratio:	6.52%
Length of employment:	5 years 4 months	Location:	Fremont, CA

Home town:
Current & past employers:	Western Digital
Education:	Santa Clara University

This borrower member posted the following loan description, which has not been verified:

My new year resolution is to be debt free in maximum three years. Therefore I'd like to consolidate my credit card debts into one account and pay less interest rate.

A credit bureau reported the following information about this borrower member on January 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	30
Revolving Credit Balance:	$92,391.00	Public Records On File:	0
Revolving Line Utilization:	72.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you provide more information regarding the delinquency listed on your credit report occurring approximately 30 months ago?	Zanthina: Frankly I do not remember it at all! It can't be anything other than paying my credit card balance a little bit late. I hope this helps. Thanks, M.
Hi, if you have over $92K in revolving debt, how will a $15K loan help you to consolidate? What portion of the $92K consist of credit card debt and what are the associated rates?	Hi, $55K of the revolving debt is the second loan (Home equity loan) for my home. The rest is the total balances on credit cards. With $15K I am planning to pay the ones that have an average of about 20% interest rates. Most of the rest of the balance is on an ~ 10% interest rate. I hope this helps.
Can you explain the high amount of revolving credit?	As I answered to a previous question: $55K of my revolving debt is my second home load (Home Equity Loan). I'll close $15K of my credit card balances that have approximately 20% interest rate. Most of the rest of the balance is on an ~ 10% interest rate. Hope this helps.

Member Payment Dependent Notes Series 374471

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374471	$6,575	$6,575	8.00%	1.00%	January 28, 2009	February 2, 2012	February 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 374471. Member loan 374471 was requested on January 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Wallworks Inc.	Debt-to-income ratio:	13.28%
Length of employment:	2 years	Location:	Aston, PA

Home town:	Allentown
Current & past employers:	Wallworks Inc.
Education:	James Madison University

This borrower member posted the following loan description, which has not been verified:

Want to pay off credit card all at once and pay back with a hopefully lower interest rate

A credit bureau reported the following information about this borrower member on January 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1978	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	26
Revolving Credit Balance:	$5,889.00	Public Records On File:	0
Revolving Line Utilization:	27.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you in construction? (Wallworks?) Or retail? If in construction, is your work in jeopardy at all because of the changes in the economy?	Construction. Our work is cyclical with the seasons obviously. I'm a project manager of a very small company with very little overhead. Only 6 total in our office. Our work is steady, any my job security is very high.
How do you plan on not using the credit cards again and running up another high credit card bill?	I'm not in college anymore. I use debit and have a credit card for emergencies only.

Member Payment Dependent Notes Series 374480

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374480	$15,000	$15,000	11.26%	1.00%	January 30, 2009	February 2, 2012	February 2, 2013	$3,400

                This series of Notes was issued upon closing and funding of member loan 374480. Member loan 374480 was requested on January 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	General Motors	Debt-to-income ratio:	7.16%
Length of employment:	1 year 9 months	Location:	Wyandotte, MI

Home town:	Lansing
Current & past employers:	General Motors, Pomeroy, Michigan State University
Education:	Michigan State University

This borrower member posted the following loan description, which has not been verified:

I am not going to sugar coat anything. I am looking for a short term loan to purchase a real estate investment property. I have been an investor for 2 years and I am always looking for new ways to fund my projects. This is my first time trying LendingClub, and I am hopeing this will work well. I am purchasing a 3 bedroom 1 bath brick ranch with an attached garage, full basement and in a resptectable area (not in detroit) that is valued between $65,000 and $75,000 in todays market. Once I purchase this property I will exersize one of 3 exit strategies. 1) I will wholesale the property to one of my real estate companions for a quick sale. 2) I will lease the property with an option to buy on a 12 month term. (I have a growing list of people interested in my area) 3) I refinance the property 3-6 months out and place a tenant into the property. Rental rates are 800-900 for 3 bedrooms in the area, and I would have little trouble finding a renter. Thank you for your time and I hope this works out for us all.

A credit bureau reported the following information about this borrower member on January 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,282.00	Public Records On File:	0
Revolving Line Utilization:	54.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Where will you get the rest of the money to finance the purchase?	I am a real estate professional. In my area, I focus on Bank Owned Properties (REO's). At this point in my buisness, I only purchase homes for $20,000 after repairs. I always keep at minimum $15,000 in my cash reserves. This ensures I can cover most unforseen problems.

Member Payment Dependent Notes Series 374485

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374485	$14,000	$14,000	17.26%	1.00%	January 30, 2009	February 2, 2012	February 2, 2013	$5,025

                This series of Notes was issued upon closing and funding of member loan 374485. Member loan 374485 was requested on January 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,250 / month
Current employer:	Genesys Telecommunications Laboratories	Debt-to-income ratio:	9.33%
Length of employment:	3 years	Location:	Miami Beach, FL

Home town:	Toronto
Current & past employers:	Genesys Telecommunications Laboratories
Education:	University of Toronto

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used to pay off all my outstanding bills. I want to pay down my debt quicker, and a loan from LendingClub will help reduce my interest charges. My financial situation: I am a good candidate for this loan because I am financially stable. I have a well paying and stable career with the leading CTI company. I am currently paying all my loans on time and more than minimum payments, but I want to reduce the actual interest I am paying. I haven't missed a payment with any of my lenders and my career is moving up steadily. I have had credit history for 4 years and never missed a payment, but I guess that's not enough for the automated systems to validate my history. As I've been on time and more than capable to pay my loans, I think that I have not been graded by capability to repay my loans, but simply because I have not had a long history of credit.

A credit bureau reported the following information about this borrower member on January 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,101.00	Public Records On File:	0
Revolving Line Utilization:	96.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you intending to pay this loan off faster than 36 months?	I would like to and hope to provide at least one extra payment per year. My stretch goal would be to provide an extra payment each quarter.
can you break down the $29,000 revolving redit balance? Where do you owe and how much do you owe for each account? thanks.	Amex - 10,000 BoA - 19,000 Primarily I want to get lower interest rate on BoA which is currently at an unhealthy 21.99%. I have not added purchases to these accounts, but the interest makes it difficult to get the principal down quickly.

Member Payment Dependent Notes Series 374502

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374502	$3,000	$3,000	12.53%	1.00%	January 30, 2009	February 2, 2012	February 2, 2013	$900

                This series of Notes was issued upon closing and funding of member loan 374502. Member loan 374502 was requested on January 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,083 / month
Current employer:	n/a	Debt-to-income ratio:	3.65%
Length of employment:	n/a	Location:	Raleigh, NC

Home town:	Spartanburg
Current & past employers:	Emory University, Genetics Laboratory, Purdue Graduate School, Exit Realty First Chioce
Education:	College of Charleston, Purdue University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Good morning, I am working on my third year and real-estate and am seeking a loan for marketing purposes. You may have heard that real-estate is suffering now because of the recession. This is currently true except for the location I work, Raleigh, NC. Raleigh is actually seeing steady growth while the rest of the countries home prices are still slipping. Things will stabilize later on this year but in the meantime I am looking to increase the size of my business in preparation for this influx by getting this loan. My marketing plans include a website with Neighborhood Monthly Market Reports, Lead Generation Software, a personal assistant, and a buyer's agent. Those who spend money in a recession on their business see 200% profits afterward while those who don't only see 50% growth. How will I repay? I own three cash-flow properties, stocks, bonds, and have savings. This loan will give me the extra boost I need to see a successful year in real-estate. I am a trustworthy individual with a Bachelor's degree in science and some grad school in a PhD program. I am dedicated and honest. Thank you, -Sarah Tingen

A credit bureau reported the following information about this borrower member on January 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,238.00	Public Records On File:	0
Revolving Line Utilization:	10.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 374510

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374510	$14,000	$14,000	18.21%	1.00%	January 30, 2009	February 3, 2012	February 3, 2013	$6,000

                This series of Notes was issued upon closing and funding of member loan 374510. Member loan 374510 was requested on January 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,542 / month
Current employer:	AMPREX	Debt-to-income ratio:	16.45%
Length of employment:	20 years	Location:	Miami, FL

Home town:	Miami
Current & past employers:	AMPREX
Education:	Florida International University

This borrower member posted the following loan description, which has not been verified:

I am going back to school. In this competitive market, with all the changes, I have decided to go to school to stay competitive, I want to obtain my MBA, I am requesting this loan to cover part of my expenses for my school year. I have been in the same Job for 20 years and I want to move up. It's time to grow.

A credit bureau reported the following information about this borrower member on January 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	63
Revolving Credit Balance:	$95,801.00	Public Records On File:	0
Revolving Line Utilization:	82.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 374536

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374536	$15,000	$15,000	14.11%	1.00%	January 30, 2009	February 2, 2012	February 2, 2013	$6,000

                This series of Notes was issued upon closing and funding of member loan 374536. Member loan 374536 was requested on January 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	J&S Electric LLC	Debt-to-income ratio:	14.02%
Length of employment:	2 years 5 months	Location:	Colorado Springs, CO

Home town:	Moab
Current & past employers:	J&S Electric LLC, Power Plus Electric
Education:	Pikes Peak Community College

This borrower member posted the following loan description, which has not been verified:

To consolidate high intrest rates to lower one

A credit bureau reported the following information about this borrower member on January 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,002.00	Public Records On File:	0
Revolving Line Utilization:	52.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 374637

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374637	$10,000	$10,000	13.79%	1.00%	January 30, 2009	February 3, 2012	February 3, 2013	$4,925

                This series of Notes was issued upon closing and funding of member loan 374637. Member loan 374637 was requested on January 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Northwestern University	Debt-to-income ratio:	4.95%
Length of employment:	1 year	Location:	chicago, IL

Home town:	Lancaster
Current & past employers:	Northwestern University, Brown University
Education:	Oberlin College, Northwestern University

This borrower member posted the following loan description, which has not been verified:

I am hoping to take out a loan in order to finance a diamond engagement ring for my soon-to-be-fiance!

A credit bureau reported the following information about this borrower member on January 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,718.00	Public Records On File:	0
Revolving Line Utilization:	14.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
$10k for an engagement ring? at >13% interest? >.<	The time is now, my friend. The 10k is for both the engagement and the wedding bands...i figured i would take care of both in one swift action. As for the interest rate, i am not worried about it as much because i plan on paying off the loan within a couple months. I am just happy i dont have to pay for the wedding or her dress! Thanks for your question.

Member Payment Dependent Notes Series 374672

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374672	$12,000	$12,000	12.53%	1.00%	January 30, 2009	February 3, 2012	February 3, 2013	$4,500

                This series of Notes was issued upon closing and funding of member loan 374672. Member loan 374672 was requested on January 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Express Scripts	Debt-to-income ratio:	11.88%
Length of employment:	10 months	Location:	Saint Louis Park, MN

Home town:	Minneapolis
Current & past employers:	Express Scripts, Weststar Umpires
Education:	Minnesota State University-Mankato

This borrower member posted the following loan description, which has not been verified:

I have two credit cards that I want to consolidate into one monthly payment. With my interest rates in the mid-20's, interest has been taking a toll on knocking the debt down in a timely fashion. With Lending Club, I can cut my interest rate significantly, save money, and pay off my debt in under three years. I have never missed a payment on my mortgage, car loan, or credit cards in the eight years of establishing credit.

A credit bureau reported the following information about this borrower member on January 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,085.00	Public Records On File:	0
Revolving Line Utilization:	41.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving credit balance is showing as $7,085, yet you are requesting a total of $12,000 from lending club. What do you plan to do with the remaining $5,000?	mbd-midwest- Glad you asked that. Lending Club had the same question. When they pulled my credit, some transactions were pending on my credit card at the time. Right now, I carry a balance of $7,546.97 on Card 1. $2,560.54 on Card 2. I also have a $1,287 on a third card that I didn't count because it's 0% until April. I thought I should pay that one off as well since it's getting close to the deadline. So in reality, I have a total of $11,394.51 in total balances. Hope that helps! I also want to note that I live alone in a three bedroom home. I recently had a renter sign on for one year at $700 a month. I plan on trying to get a renter for the other room as well. With this money, I should have more than half the loan paid off this year, if not all of it with another renter coming in. Thanks again mbd-midwest for the question! If anyone else has one, please don't hesitate to ask!
1) Based on the information you provided in your answer, have you asked Lending Club to update the amount shown for your Revolving Credit Balance and Revolving Credit Line utilization? 2) If Lending Club pulled your credit report and it showed about $7000 instead of the actual amount of $11400, does that mean that in the past month or two you have added about $4400 in new charges to your credit cards? If so, what did you purchase for that amount?	1. Yes, I sent an email to support. I told them they could pull my credit again if they needed to. Not sure if they have 24/7 support, but it should be updated by Monday I would think. 2. My "purchase" was for medical reasons. And yes, it was put on my card this past week. So very recent. Hope that helps.

Member Payment Dependent Notes Series 374725

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374725	$4,800	$4,800	16.00%	1.00%	January 30, 2009	February 3, 2012	February 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 374725. Member loan 374725 was requested on January 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	oum elqura corp	Debt-to-income ratio:	13.80%
Length of employment:	26 years	Location:	elizabeth, NJ

Home town:
Current & past employers:	oum elqura corp
Education:

This borrower member posted the following loan description, which has not been verified:

i just need this loan to moove to another apt in a nother city ,thank u

A credit bureau reported the following information about this borrower member on January 20, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	46
Revolving Credit Balance:	$9,761.00	Public Records On File:	1
Revolving Line Utilization:	54.20%	Months Since Last Record:	50
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 374765

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374765	$9,000	$9,000	12.53%	1.00%	January 30, 2009	February 4, 2012	February 4, 2013	$2,050

                This series of Notes was issued upon closing and funding of member loan 374765. Member loan 374765 was requested on January 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	SALVATORE MILELLI	Debt-to-income ratio:	15.41%
Length of employment:	3 years 9 months	Location:	Morristown, NJ

Home town:	LANDING
Current & past employers:	SALVATORE MILELLI
Education:	Seton Hall University

This borrower member posted the following loan description, which has not been verified:

I used my credit card to make a payment for college and would like pay off my credit card and work towards being debt free asap.

A credit bureau reported the following information about this borrower member on January 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,183.00	Public Records On File:	0
Revolving Line Utilization:	31.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 374869

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374869	$9,600	$9,600	15.68%	1.00%	January 30, 2009	February 4, 2012	February 4, 2013	$1,400

                This series of Notes was issued upon closing and funding of member loan 374869. Member loan 374869 was requested on January 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Murphy Law Office	Debt-to-income ratio:	10.12%
Length of employment:	1 year	Location:	LA CROSSE, WI

Home town:	Sudbury
Current & past employers:	Murphy Law Office, Midway Village and Museum Center
Education:

This borrower member posted the following loan description, which has not been verified:

I need to get rid of my credit card and a small medical bill before I get married in 6 weeks! I am a responsible hard working paralegal who had to use her credit cards last year to live on while I looked for a position. Getting this loan will change my LIFE!

A credit bureau reported the following information about this borrower member on January 21, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	36
Revolving Credit Balance:	$9,611.00	Public Records On File:	0
Revolving Line Utilization:	40.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I commend you for your decision to consolidate your debt, and congratulations on your upcoming marriage. I would like to help you out. First though, I?d like to ask you a few questions. Will you please list your monthly expenses (please include dollar amounts)? How will you be paying for your wedding? Do you have any other major purchases coming up in the near future? What do you intend to do with your credit cards after you consolidate this debt?	I pay $200/month towards rent (I currently reside with my fiance.) I also pay 1/2 of the utilities $150/month - which includes my cell phone. We are having a courthouse wedding with a blessing at my church. At our age a reception and fuss seems a bit foolish... I am down to only one credit card currently and once it is paid off it is my intention to use it only to the extent that I can pay it off each month with ease. Had it not been for some medical expenses I don't think I would be in this mess. We do not anticipate any big expenses in the near future. Thank you so much for considering this loan. I am very anxious to do the right thing by starting my married life off in good financial stead.
I see you are employed only 1 year for this firm, what is the furure outlook of your employment?	Dear Mr. Brooklyn, The attorney that I work for primarily practices bankruptcy law. In a strange way, the downtown in the economy and increase in foreclosures, while unfortunate for many, means that we are incredibly busy with now end in sight. Currently, I working weekends and evenings just to keep on top of the work load. The rest of the work in the practice deals with Guardian ad litem work, another area where there is always a demand. Thank for considering my loan!

Member Payment Dependent Notes Series 374940

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374940	$15,000	$15,000	11.89%	1.00%	January 30, 2009	February 4, 2012	February 4, 2013	$5,500

                This series of Notes was issued upon closing and funding of member loan 374940. Member loan 374940 was requested on January 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	A. Schulman, Inc.	Debt-to-income ratio:	6.78%
Length of employment:	10 years 7 months	Location:	Akron, OH

Home town:	Anderson
Current & past employers:	A. Schulman, Inc., Sealed Air Corporation, CT Film, Sonoco Products Company
Education:	Clemson University, Wake Forest University

This borrower member posted the following loan description, which has not been verified:

Need to reduce interest on revolving debt so balance can be paid down quicker.

A credit bureau reported the following information about this borrower member on January 21, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	39
Revolving Credit Balance:	$24,055.00	Public Records On File:	0
Revolving Line Utilization:	54.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 375042

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375042	$10,000	$10,000	15.37%	1.00%	January 30, 2009	February 5, 2012	February 5, 2013	$4,450

                This series of Notes was issued upon closing and funding of member loan 375042. Member loan 375042 was requested on January 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Antioch Printing	Debt-to-income ratio:	20.16%
Length of employment:	4 years	Location:	KANSAS CITY, MO

Home town:	Manila
Current & past employers:	Antioch Printing
Education:	Penn Valley Community College

This borrower member posted the following loan description, which has not been verified:

Loan to pay off my Credit Cards and pay a lower interest rate.

A credit bureau reported the following information about this borrower member on January 22, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	47
Revolving Credit Balance:	$10,393.00	Public Records On File:	0
Revolving Line Utilization:	78.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 375046

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375046	$10,000	$10,000	14.74%	1.00%	February 3, 2009	February 6, 2012	February 6, 2013	$5,200

                This series of Notes was issued upon closing and funding of member loan 375046. Member loan 375046 was requested on January 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Altus HMS	Debt-to-income ratio:	7.60%
Length of employment:	8 years	Location:	Sugar Land, TX

Home town:	Houston
Current & past employers:	Altus HMS
Education:	University of Houston

This borrower member posted the following loan description, which has not been verified:

I am making payment over 6 to 8 credit card and not bring the balance down, I like to make one payment and know in few years I will be out ot debt. Please help me and my family. Thanks

A credit bureau reported the following information about this borrower member on January 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	63	Months Since Last Delinquency:	13
Revolving Credit Balance:	$32,153.00	Public Records On File:	0
Revolving Line Utilization:	63.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 375077

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375077	$15,000	$15,000	11.89%	1.00%	January 30, 2009	February 5, 2012	February 5, 2013	$4,400

                This series of Notes was issued upon closing and funding of member loan 375077. Member loan 375077 was requested on January 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,125 / month
Current employer:	n/a	Debt-to-income ratio:	4.05%
Length of employment:	4 years	Location:	bronx, NY

Home town:
Current & past employers:	ERNST AND YOUNG LLP
Education:	Pace University BBA/MBA

This borrower member posted the following loan description, which has not been verified:

My fiance and I are a few months away from getting married and are in need of some extra cash to help pay for wedding expenses. Both of us have a steady income, hold stable jobs and have great credit. Your assistance will be greatly appreciated.

A credit bureau reported the following information about this borrower member on January 22, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$552.00	Public Records On File:	0
Revolving Line Utilization:	2.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 375086

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375086	$10,500	$10,500	13.16%	1.00%	February 3, 2009	February 9, 2012	February 9, 2013	$9,500

                This series of Notes was issued upon closing and funding of member loan 375086. Member loan 375086 was requested on January 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,584 / month
Current employer:	Cigna	Debt-to-income ratio:	7.00%
Length of employment:	5 years	Location:	CLARKS SUMMIT, PA

Home town:	kingston
Current & past employers:	Cigna
Education:	The University of Scranton

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate my 3 credit card payments into 1 monthly payment.

A credit bureau reported the following information about this borrower member on January 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,720.00	Public Records On File:	0
Revolving Line Utilization:	63.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 375143

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375143	$5,000	$5,000	7.68%	1.00%	January 30, 2009	February 9, 2012	February 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 375143. Member loan 375143 was requested on January 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	United Natural Food Inc	Debt-to-income ratio:	14.09%
Length of employment:	6 months	Location:	TRENTON, NJ

Home town:	Manila
Current & past employers:	United Natural Food Inc, Comsys assigned to Pfizer Inc.
Education:	AMA Computer College

This borrower member posted the following loan description, which has not been verified:

Purchasing a used car

A credit bureau reported the following information about this borrower member on January 26, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,272.00	Public Records On File:	0
Revolving Line Utilization:	5.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you are making $8000+ per month, why do you need to borrow $5000 for a car?	Because it makes more sense to keep the cash flow and keep it in an interest bearing account. Why would I take 5K out of my savings if I can pay for a loan that is less than $150/mo. I have been doing this since I was 16 yrs old and hence the high credit score rating. I just manage my assets differently.

Member Payment Dependent Notes Series 375187

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375187	$3,000	$3,000	12.21%	1.00%	January 29, 2009	February 6, 2012	February 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 375187. Member loan 375187 was requested on January 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,360 / month
Current employer:	The Golden Paw	Debt-to-income ratio:	6.44%
Length of employment:	1 year 2 months	Location:	San Diego, CA

Home town:	San Diego
Current & past employers:	The Golden Paw, Spring Creek Kennel and Cattery, The Home Depot, Big Lots Inc.
Education:	San Diego City College

This borrower member posted the following loan description, which has not been verified:

Using loan to repair body damage and re-paint vehicle.

A credit bureau reported the following information about this borrower member on January 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,064.00	Public Records On File:	0
Revolving Line Utilization:	72.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is this a personal vehicle or a work vehicle?	This is my personal vehicle.

Member Payment Dependent Notes Series 375216

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375216	$5,000	$5,000	13.16%	1.00%	January 30, 2009	February 9, 2012	February 9, 2013	$4,175

                This series of Notes was issued upon closing and funding of member loan 375216. Member loan 375216 was requested on January 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,414 / month
Current employer:	Humana	Debt-to-income ratio:	23.12%
Length of employment:	1 year 3 months	Location:	Tampa, FL

Home town:	Philadelphia
Current & past employers:	Humana, Olive Garden, AMC Entertainment
Education:	University of South Florida

This borrower member posted the following loan description, which has not been verified:

I will be using the money to help pay toward some credit cards, so I can take off a revolving interest to fixed interest payment. I have two credit cards that have around $3000 on them that I would like to use the money to lessen. I have also had a situation that has presented itself that I am in need of a lawyer and will use the money to pay the lawyer so I can make the payments over time instead of up front all at once which is not something I can afford at this time.

A credit bureau reported the following information about this borrower member on January 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,058.00	Public Records On File:	0
Revolving Line Utilization:	94.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 375241

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375241	$12,000	$12,000	13.16%	1.00%	January 30, 2009	February 6, 2012	February 6, 2013	$9,200

                This series of Notes was issued upon closing and funding of member loan 375241. Member loan 375241 was requested on January 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,750 / month
Current employer:	Kaiser Permanente	Debt-to-income ratio:	20.50%
Length of employment:	8 years	Location:	ROSAMOND, CA

Home town:	Rosamond
Current & past employers:	Kaiser Permanente, Lancaster Community Hospital
Education:	Antelope Valley College

This borrower member posted the following loan description, which has not been verified:

I want to consolidate my debt, to make it easier to payoff in a timely manner. Therefore making it easier to accomplish my goals of closing higher interest rate cards. Thank you!

A credit bureau reported the following information about this borrower member on January 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$57,822.00	Public Records On File:	0
Revolving Line Utilization:	78.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 375282

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375282	$4,500	$4,500	8.00%	1.00%	January 29, 2009	February 7, 2012	February 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 375282. Member loan 375282 was requested on January 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	Alltel	Debt-to-income ratio:	13.74%
Length of employment:	4 years	Location:	Montgomery, AL

Home town:	Montgomery
Current & past employers:	Alltel, Verizon Wireless
Education:	Auburn University

This borrower member posted the following loan description, which has not been verified:

I am using my personal long to go ahead and pay some recent medical expensives and perfect my credit in the process.

A credit bureau reported the following information about this borrower member on January 23, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1980	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,223.00	Public Records On File:	0
Revolving Line Utilization:	4.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 375287

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375287	$14,000	$14,000	13.16%	1.00%	January 30, 2009	February 6, 2012	February 6, 2013	$11,400

                This series of Notes was issued upon closing and funding of member loan 375287. Member loan 375287 was requested on January 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	England Logistics	Debt-to-income ratio:	7.13%
Length of employment:	3 months	Location:	draper, UT

Home town:	Las Vegas
Current & past employers:	England Logistics, True North
Education:	byu-idaho

This borrower member posted the following loan description, which has not been verified:

buying an existing cell phone business with an average gross income of 80,000 per month

A credit bureau reported the following information about this borrower member on January 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,358.00	Public Records On File:	0
Revolving Line Utilization:	46.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please provide more details about what kind of business it is? Thanks	It is a cell phone company that has been around for 11 years. The company's profit margin has increased each year. It is a small establishment with about 14 employees and net assets totalling 64,000.
What is the price of the company you are purchasing? What are the revenues and the net profit?	Asking price is $125,000. Gross Revenue per month is 43,000. Net profit per month is 17,000. This company has been around for 11 years and has increased in profit margin every year.

Member Payment Dependent Notes Series 375297

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375297	$10,800	$10,800	14.42%	1.00%	January 30, 2009	February 6, 2012	February 6, 2013	$4,400

                This series of Notes was issued upon closing and funding of member loan 375297. Member loan 375297 was requested on January 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	All state abatement professionals	Debt-to-income ratio:	6.78%
Length of employment:	3 years 2 months	Location:	Lawrence, MA

Home town:	Bani
Current & past employers:	All state abatement professionals, Randstad
Education:

This borrower member posted the following loan description, which has not been verified:

We are trying to get a loan for a family vacation.

A credit bureau reported the following information about this borrower member on January 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$932.00	Public Records On File:	0
Revolving Line Utilization:	15.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 375321

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375321	$19,000	$19,000	15.68%	1.00%	January 30, 2009	February 6, 2012	February 6, 2013	$11,900

                This series of Notes was issued upon closing and funding of member loan 375321. Member loan 375321 was requested on January 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,678 / month
Current employer:	Chula Vista Elementary School District	Debt-to-income ratio:	22.25%
Length of employment:	16 years	Location:	Chula Vista, CA

Home town:	San Diego
Current & past employers:	Chula Vista Elementary School District
Education:	San Diego State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Credit card and student loan consolidation

A credit bureau reported the following information about this borrower member on January 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	60
Revolving Credit Balance:	$13,303.00	Public Records On File:	0
Revolving Line Utilization:	95.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 375368

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375368	$13,000	$13,000	9.63%	1.00%	January 30, 2009	February 7, 2012	February 7, 2013	$425

                This series of Notes was issued upon closing and funding of member loan 375368. Member loan 375368 was requested on January 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Wisconsin Dept. of Corrections	Debt-to-income ratio:	8.16%
Length of employment:	10 years 5 months	Location:	Prairie du Chien, WI

Home town:	Elmira
Current & past employers:	Wisconsin Dept. of Corrections, Wyalusing Academy
Education:	State University of New York -Cortland, University of Northern Iowa

This borrower member posted the following loan description, which has not been verified:

To pay off a credit card

A credit bureau reported the following information about this borrower member on January 24, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$176.00	Public Records On File:	0
Revolving Line Utilization:	0.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
With your low debt to income ratio, I presume this is to pay off a spouse's credit card, correct? If married, can you state your spouse's employer, length at employer, and monthly income please?	Yes, to pay off a credit card. My husband works with the same employer (Corrections). He has worked for them for 12 years. He makes about 2400/Month.
Could you explain the three credit inquiries in the past 6 months?	Refi on the mortgage--successful!
Hi, 2 Questions: (1) Do you have a written monthly expense and savings plan (budget)? (2) Do you have $500 to $1000 emergency fund in a savings account so you don?t have to rely on credit cards to cover unexpected expenses? Thanks!	Yes, I have a budget and have over 8,000 in my emergency fund.

Member Payment Dependent Notes Series 375396

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375396	$10,000	$10,000	12.21%	1.00%	January 30, 2009	February 7, 2012	February 7, 2013	$1,475

                This series of Notes was issued upon closing and funding of member loan 375396. Member loan 375396 was requested on January 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,888 / month
Current employer:	Frontier Central School District	Debt-to-income ratio:	1.42%
Length of employment:	19 years	Location:	East Aurora, NY

Home town:	Buffalo
Current & past employers:	Frontier Central School District
Education:	Buffalo State College/ State University of New York at Fredonia

This borrower member posted the following loan description, which has not been verified:

Hi... I would like to pay off my credit card debt for myself and my husband. We have 4 cards with higher than usual rates and would like to pay them completely off. We have recently started a small home business and saw your article on the Lender's Club in Success magazine and thought what a great idea. We were about to consolidate these cards through conventional means but this seems so much better. We were very impressed with this service and hopefully as our business grows we can also become investors! Thank you very much for your consideration, Cheryl Slattery

A credit bureau reported the following information about this borrower member on January 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,399.00	Public Records On File:	0
Revolving Line Utilization:	18.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you still employed with teh school district or have your retired and are doing your own bussiness?	Yes I am still employed with Frontier CSD and am not planning on retiring for at least another 5 years or so. My husband runs the home business for the most part.
Your revolving credit balance is $4,399. yet you want a loan for $18,000.00 to consolidate. Can you explain the difference?	We had at one time 6 or 7 different cards and paid off on 3 of them I believe. The ones we paid off were in my name. The remainder of the cards are in my husbands name and the balance on them is approx. $11,000. I also have an old student loan that I'd like to pay off that has a balance of approx. $3500. I hope that helps answer your question and makes things more clear. Thanks.
What is your husband's home business? What were the net earnings (after all expenses) for his biz in 2007? 2008?	Hi, this is Jim Slattery, Cheryl's husband. Cheryl is at school presently and asked me to monitor the site in case there were any other questions. Good question for me to answer. I am currently an assistant pastor for a small church here in Buffalo NY. I am only paid part time and my earnings are just a little over $11,000 with the church which brings our total gross to close to 94k. I believe Cheryl mentioned in the beginning process that we recently started the business. I started this just last month and am just beginning to get off the ground. The business is in internet marketing and I present offers for various affiliate companies and their clientele. Basically, I advertise on Google, Yahoo, etc. and am paid every time someone clicks on the ad. I am presently attending serious online courses with professionals in this business and I expect to begin earning revenue in the coming month of February. Cheryl and I decided last year that a good business online with companies that have good track records in affiliate marketing and a business that changes with the trends of the future was the way to go. This business has a very good income level for the serious minded and I am very serious about it. Our plan is to retire Cheryl in 5 years, have a business that virtually runs itself so that we can be freed up to do the things we want to do in ministry. I hope this helps answer your questions and gives you a better feel for what it is we are attempting to do and why. Thank you very much for your consideration. Being able to pay down the credit cards at much better rates is all in our plan and I'm really glad I read about Lenders Club in Success magazine. Just want to say this is a great idea! Thanks again. Jim Slattery
Hi, 2 Questions: (1) Do you have a written monthly expense and savings plan (budget)? (2) Do you have $500 to $1000 emergency fund in a savings account so you don?t have to rely on credit cards to cover unexpected expenses? Thanks!	Yes, we have a budget and a savings through my credit union with a few thousand in the account.

Member Payment Dependent Notes Series 375429

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375429	$4,500	$4,500	14.11%	1.00%	February 2, 2009	February 7, 2012	February 7, 2013	$1,025

                This series of Notes was issued upon closing and funding of member loan 375429. Member loan 375429 was requested on January 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,458 / month
Current employer:	Montessori School of Beaverton	Debt-to-income ratio:	18.10%
Length of employment:	8 years	Location:	PORTLAND, OR

Home town:
Current & past employers:	Montessori School of Beaverton
Education:	Concordia University-Portland

This borrower member posted the following loan description, which has not been verified:

I would like to refinance my loan with a better interest rate.

A credit bureau reported the following information about this borrower member on January 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	35	Months Since Last Delinquency:	15
Revolving Credit Balance:	$4,321.00	Public Records On File:	0
Revolving Line Utilization:	56.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 375457

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375457	$16,000	$16,000	16.32%	1.00%	January 30, 2009	February 7, 2012	February 7, 2013	$12,400

                This series of Notes was issued upon closing and funding of member loan 375457. Member loan 375457 was requested on January 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	phoenixville hospital	Debt-to-income ratio:	20.22%
Length of employment:	4 years	Location:	phoenixvile, PA

Home town:	Newark
Current & past employers:	phoenixville hospital, christiana hospital
Education:	Delaware Technical and Community College-Stanton-Wilmington

This borrower member posted the following loan description, which has not been verified:

would like to consolidate 3 credit cards and a line of credit. I will close all accounts once they are paid off.

A credit bureau reported the following information about this borrower member on January 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,731.00	Public Records On File:	1
Revolving Line Utilization:	96.20%	Months Since Last Record:	94
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 375517

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375517	$3,000	$3,000	12.84%	1.00%	February 3, 2009	February 9, 2012	February 9, 2013	$25

                This series of Notes was issued upon closing and funding of member loan 375517. Member loan 375517 was requested on January 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,416 / month
Current employer:	Warner Bros. Television	Debt-to-income ratio:	4.89%
Length of employment:	2 months	Location:	BURBANK, CA

Home town:	Memphis
Current & past employers:	Warner Bros. Television, Black Entertainment Television, Epiphany Public Relations
Education:	Georgia State University

This borrower member posted the following loan description, which has not been verified:

I need to move my furniture from Atlanta to Los Angeles.

A credit bureau reported the following information about this borrower member on January 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,305.00	Public Records On File:	0
Revolving Line Utilization:	31.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 375522

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375522	$14,000	$14,000	13.79%	1.00%	January 30, 2009	February 8, 2012	February 8, 2013	$12,800

                This series of Notes was issued upon closing and funding of member loan 375522. Member loan 375522 was requested on January 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	American Eagle Airlines (AMR Corp)	Debt-to-income ratio:	17.26%
Length of employment:	9 years 2 months	Location:	Grand Prairie, TX

Home town:	Oklahoma City
Current & past employers:	American Eagle Airlines (AMR Corp), American Eagle Airlines (AMR Corp)
Education:	University of Central Oklahoma

This borrower member posted the following loan description, which has not been verified:

This loan will go toward paying off two high interest credit card accounts. Both accounts have changed their terms of agreement within the last 3 months. The first one raised the interest rate to 24.95% and the second one is now Prime Rate + 11.74% (approx 26.73%). This is despite never having missed a payment, never making a late payment, never going over the credit limit, and usually making more than the minimum payment due. Both accounts will be closed.

A credit bureau reported the following information about this borrower member on January 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$43,998.00	Public Records On File:	0
Revolving Line Utilization:	87.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 375618

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375618	$19,400	$19,400	18.53%	1.00%	January 30, 2009	February 8, 2012	February 8, 2013	$16,000

                This series of Notes was issued upon closing and funding of member loan 375618. Member loan 375618 was requested on January 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Brackenridge hospital	Debt-to-income ratio:	13.88%
Length of employment:	5 years	Location:	pflugerville, TX

Home town:
Current & past employers:	Brackenridge hospital, none
Education:

This borrower member posted the following loan description, which has not been verified:

please lower interest rate.

A credit bureau reported the following information about this borrower member on January 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
According to your credit history you have a zero outstanding balance. What do you have to re-fi?	I could refinance my car or my house but the purpose of the loan is for debt consolidation. Thanks.
According to your credit history, you don't have any debt. Can you explain what the debt is, how you got it, and what you plan to do in the future to avoid getting back in debt?	I do have a bebt and it is the one with citifinancial in the amount of 12000. I am a nurse and I am apllying for a second job now who will pay me about $1400 every 2 weeks. tHANKS

Member Payment Dependent Notes Series 375687

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375687	$8,000	$8,000	14.42%	1.00%	January 30, 2009	February 9, 2012	February 9, 2013	$6,175

                This series of Notes was issued upon closing and funding of member loan 375687. Member loan 375687 was requested on January 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,312 / month
Current employer:	Kimberly-Clark Corporation	Debt-to-income ratio:	5.65%
Length of employment:	1 year 1 month	Location:	Appleton, WI

Home town:	Appleton
Current & past employers:	Kimberly-Clark Corporation
Education:	Michigan Technological University

This borrower member posted the following loan description, which has not been verified:

I am currently in the process of buying a 38.5 acre recreational property in the Upper Peninsula of Michigan. I currently have ~10% the 15% down payment requirement and need a small loan to cover the other half plus the closing costs associated with the main loan. This is a beautiful property and anyone who has been to the Upper Peninsula knows why many call it God's Country. I am a Michigan Technological University graduate and a dream from school is getting a property like the one I am close to obtaining. If you want to know more feel free to ask me any questions and I would be happy to answer.

A credit bureau reported the following information about this borrower member on January 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,606.00	Public Records On File:	0
Revolving Line Utilization:	43.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 375763

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375763	$25,000	$25,000	12.53%	1.00%	January 30, 2009	February 9, 2012	February 9, 2013	$22,275

                This series of Notes was issued upon closing and funding of member loan 375763. Member loan 375763 was requested on January 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$18,958 / month
Current employer:	Quinn Emanuel Urquhart Oliver & Hedges, LLP	Debt-to-income ratio:	7.90%
Length of employment:	3 years 4 months	Location:	Jersey City, NJ

Home town:
Current & past employers:	Quinn Emanuel Urquhart Oliver & Hedges, LLP
Education:	Cornell

This borrower member posted the following loan description, which has not been verified:

I am investing the money from this loan, along with my own substantial savings, to open an additional branch of a successful family-owned small business. The business will be run by others in the family, and I will keep my day job (as an attorney), so even if the business does not work out I am able to pay the debt comfortably. This is an excellent opportunity to put our money to work!

A credit bureau reported the following information about this borrower member on January 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,393.00	Public Records On File:	0
Revolving Line Utilization:	16.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you had help in working out the details in starting a small business? Or are you yourself knowledgeable in this field?	My wife's family already operates various successful locations. I am investing to open a new location, so I have the benefit of all their past experience.
What kind of business are you expanding?	Video game rooms. This sort of business does not make sense in the U.S., but it makes sense overseas (I prefer not to identify the country) where my partners already run several successful locations.

Member Payment Dependent Notes Series 375897

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375897	$7,200	$7,200	14.74%	1.00%	January 30, 2009	February 10, 2012	February 10, 2013	$5,650

                This series of Notes was issued upon closing and funding of member loan 375897. Member loan 375897 was requested on January 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,583 / month
Current employer:	Seawinns Security	Debt-to-income ratio:	15.47%
Length of employment:	1 month	Location:	Fort Worth, TX

Home town:	Fort Worth
Current & past employers:	Seawinns Security, Hobby Town USA
Education:	Tarrant County College District

This borrower member posted the following loan description, which has not been verified:

I managed to stay debt free for a long time, but after meeting my wife and having a son, I found out how quickly things can build up. I have had 690-700 credit score for a long time, though as of lately with the times, It may have come down a bit. I usually paid early and twice to three times minimums on monthly payments, NOT including payments I would make in addition. My current Wells Fargo account is charging me over 25% interest, and told me flat out that they have NO options for me. Aswell as GE account that is higher then that. I am moving to a rent free location and started a new job at the beginning of the year, I want to make LARGE payments and rapidly become debt free as I once was. But with high interest rates, and banks endless fees and constant changes, I'ts nearly impossible to keep up. I want to move everything to one account, with a good rate, and move in a POSITIVE direction, not just meerly hold a good credit score. The loan I am looking for will go completely to my credit cards, and allow me to pay on the loan. Thank you in advance for the consideration.

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,249.00	Public Records On File:	0
Revolving Line Utilization:	47.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your current interest rate on your Wells Fargo Card? What is the minimum payment? Are you cuurent on the account?	Current Interest rate on the Wells Fargo is 26.24% minimum is 59.00 I believe, and yes it is current.... My providian card is NOT current, but not deliquent. The company has shown unfair account actions, and lied to me on the phone, and since they are now owned by Wamu are "not" in a position to work with me. One of the primary reasons for the loan, is to move away from that account completely, aswell as to consolidate of course. I am moving to a rent free location SPECIFICALLY to become debt free in under a year. Please let me know if you have any further questions for me. Thank you for your consideration. - Stuart

Member Payment Dependent Notes Series 375969

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375969	$7,000	$7,000	20.11%	1.00%	February 3, 2009	February 10, 2012	February 10, 2013	$3,750

                This series of Notes was issued upon closing and funding of member loan 375969. Member loan 375969 was requested on January 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Sea World of Florida	Debt-to-income ratio:	10.44%
Length of employment:	17 years 6 months	Location:	Orlando, FL

Home town:	St.Paul
Current & past employers:	Sea World of Florida, Hilton Grand Vacation Club
Education:	Univ. of Minn.

This borrower member posted the following loan description, which has not been verified:

consolidation credit card,medical expenses and personal payday loans into one loan.

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2007	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,402.00	Public Records On File:	1
Revolving Line Utilization:	80.00%	Months Since Last Record:	88
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 376138

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376138	$3,600	$3,600	7.37%	1.00%	January 30, 2009	February 11, 2012	February 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 376138. Member loan 376138 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Ford Motor	Debt-to-income ratio:	3.50%
Length of employment:	14 years	Location:	Berea, OH

Home town:	Berea
Current & past employers:	Ford Motor, Executone Information Systems
Education:

This borrower member posted the following loan description, which has not been verified:

Purchase woodworking tools to turn hobby into a part time business.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,514.00	Public Records On File:	0
Revolving Line Utilization:	19.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376227

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376227	$8,400	$8,400	13.79%	1.00%	February 3, 2009	February 11, 2012	February 11, 2013	$6,000

                This series of Notes was issued upon closing and funding of member loan 376227. Member loan 376227 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Wells Fargo Bank	Debt-to-income ratio:	15.05%
Length of employment:	8 years 9 months	Location:	COSTA MESA, CA

Home town:	Park Ridge
Current & past employers:	Wells Fargo Bank, Children's Home and Aid Society of Illinois, Pejus, inc., Youth Homes, Youth and Shelter Services
Education:	Augustana College, University of Iowa

This borrower member posted the following loan description, which has not been verified:

I need some extra money this year to pay my income taxes and to pay off some credit cards at a lower rate.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	28	Months Since Last Delinquency:	14
Revolving Credit Balance:	$26,295.00	Public Records On File:	0
Revolving Line Utilization:	70.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376249

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376249	$7,000	$7,000	9.32%	1.00%	February 3, 2009	February 11, 2012	February 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 376249. Member loan 376249 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Seaside Maintenance	Debt-to-income ratio:	7.80%
Length of employment:	2 years 7 months	Location:	Long Beach, CA

Home town:
Current & past employers:	Seaside Maintenance
Education:	Columbia University in the City of New York

This borrower member posted the following loan description, which has not been verified:

This loan will be used to finance a new welding machine. I run a commercial and industrial property maintenance company serving Los Angeles and Orange Counties. I have been approached by multiple property managers for welding needs (fence repairs, securing properties, metal repairs, etc.). I believe the incremental new work will more than pay for the machine. At minimum, this is what I expect: Estimated number of jobs per month: 10 Average cost per job: $500 Average profit per job: 35% ($175) Total profit per month: $1,750

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,749.00	Public Records On File:	0
Revolving Line Utilization:	33.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, 2 Questions: (1) Does your business have a written monthly expense and retained earnings plan? (2) Do you have an emergency fund in a savings account so you don?t have to rely on credit cards to cover unexpected expenses? Thanks!	1. Monthly expenses range from 24% - 27% of sales. Net income (10-20% of sales) is used to pay down debt. We do not pay out a dividend. 2. I have a personal savings account of about $12,000 (fluctuates, down from $18,000 due to market conditions) that can be used for unexpected expenses. We are also fully insured (Liability, workers comp, auto, etc.) to cover unexpected happenings in business. Thanks for your interest!

Member Payment Dependent Notes Series 376258

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376258	$6,000	$6,000	13.79%	1.00%	January 30, 2009	February 11, 2012	February 11, 2013	$5,225

                This series of Notes was issued upon closing and funding of member loan 376258. Member loan 376258 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,958 / month
Current employer:	Acxiom Corporation	Debt-to-income ratio:	12.02%
Length of employment:	21 years 6 months	Location:	Forest Lake, MN

Home town:	Mora
Current & past employers:	Acxiom Corporation, Deluxe
Education:

This borrower member posted the following loan description, which has not been verified:

Hello, I am seeking a short term loan which I fully expect to pay off in Sept of 2009. I am part owner in a seasonal food vending business at the MN State Fair. We have been in business for 11 years now and every year our sales have gone up. We are in again in 2009. This is NOT a business loan, it is for me personally. I tell you about the Seasonal business as that is how I plan on paying off the remaining balance of this loan come Sept, which is right after our event. I am fully confident in this again as we have been in business for 11 years. I am also employed full time at the same company for 21 years. I am in a level 2 leadership position. I have a good credit rating, a FICO score above 700 and am a responsible person. I have simply fell behind financially over the last few months. I am also current on my bills and plan on keeping it that way. Thus the reason for this loan is to help me keep afloat between now and September. This will allow me to stay current on my loans and also provide for my family. Last year I put more money against some debt and am making good progress where I can see I should have saved more for living expenses. Though it did feel very good to pay of some of that revolving credit. :) Securing this loan will allow me to stay current on my bills while also being able to better provide for my kids. I can see light at the end of the tunnel and I really appreciate your reviewing of my loan request. Thanks, Jeff Note: I am not sure if this is what I was to put here as it is my first time at lending club.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	17
Revolving Credit Balance:	$48,818.00	Public Records On File:	0
Revolving Line Utilization:	72.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 376278

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376278	$2,400	$2,400	9.63%	1.00%	February 2, 2009	February 11, 2012	February 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 376278. Member loan 376278 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,917 / month
Current employer:	Michaels Stores	Debt-to-income ratio:	2.14%
Length of employment:	1 year 6 months	Location:	Surprise, AZ

Home town:	Evanston
Current & past employers:	Michaels Stores, Peoples Energy
Education:

This borrower member posted the following loan description, which has not been verified:

To start my business I need to pay an initial amount down and they are offering a cheaper amount if its paid in full

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$948.00	Public Records On File:	1
Revolving Line Utilization:	13.50%	Months Since Last Record:	115
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
WHAT TYPE OF BUSINESS YOU ARE STARTING?	Selling Products on a Web site
If you're starting your own business, who are "they" that you have to pay to start your business? Is this a multi-level marketing program? (ie. is part of the business signing up sales people or "associates" under you, and you get a cut of their commissions?) I have seen quite a few of these that friends and family members have gotten involved with, and it has always lost money. Membership fees, and minimum purchases can eat away at everything you have (and everything you owe). I say this out of legitimate concern. It looks like you're trying to get ahead (23K salary, trying to start a business). But if this business is what I think it is, it's not a path to wealth. I'd recommend using the money to go to school and become employed in a more lucrative career. You can get cheaper (government) loans (and even grants) to go to school to invest in yourself instead of someone else.	This is not a scam, I have checked this out before getting into it. I checked out the BBB, they are also listed in the small business opportunities magazine. As far as getting schooling thats fine for most but when you have a Disabilty it is hard to find work even if you're qualified. Not to mention how painful it is to work I'm looking for something that I can work at my own pace. I would still keep my job, just not work as often. I'm Not looking to get rich I know that won't happen its just something extra and to help ease the pain of working. I also get Disabilty but its not enough. I could go on and on but the bottom line is I did checked this out before getting into it.

Member Payment Dependent Notes Series 376490

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376490	$4,000	$4,000	8.00%	1.00%	January 30, 2009	February 12, 2012	February 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 376490. Member loan 376490 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,750 / month
Current employer:	catskill regional medical center	Debt-to-income ratio:	12.21%
Length of employment:	7 years	Location:	Grahamsville, NY

Home town:	Liberty
Current & past employers:	catskill regional medical center
Education:	Sullivan County Community College

This borrower member posted the following loan description, which has not been verified:

36-48 month loan

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$60,506.00	Public Records On File:	0
Revolving Line Utilization:	31.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is this loan for?	To purchase a snowmobile.

Member Payment Dependent Notes Series 376508

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376508	$2,725	$2,725	11.89%	1.00%	February 3, 2009	February 12, 2012	February 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 376508. Member loan 376508 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,517 / month
Current employer:	eddie braun	Debt-to-income ratio:	10.55%
Length of employment:	4 years	Location:	ruston, LA

Home town:	covington
Current & past employers:	eddie braun
Education:	Louisiana Tech University

This borrower member posted the following loan description, which has not been verified:

i have two credit cards with over 20% interest and I'm looking for a loan for the amount of 6800 so i can form one bill and a much lower interest rate then jp morgan has to offer. i have never once been late on either credit payment i would just simply like to make my life easier by paying a fixed amount over time.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,226.00	Public Records On File:	0
Revolving Line Utilization:	51.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, 2 Questions: (1) Do you have a written monthly expense and savings plan (budget)? (2) Do you have $500 to $1000 emergency fund in a savings account so you don?t have to rely on credit cards to cover unexpected expenses? Thanks!	i sure dont. i'm a 23 year old college student at louisian tech university and I graduate in may. i have t.o.p.s. so no student loans to worry about. my income is from my father, who is eddie braun and interest payments from a $150,000 cd investment that i recieve every 6 months, which my grandma formed when i was born. i have no savings account either. i have one 3 year old and a another one on the way. this is why i have not liqiudated the $150,000 cd. that is an emergency fund if i were to get into a bind with my children or my finance... i'm currently a full time student but have already applied and recieved promising job offerings at capitol one and iberia bank for when i graduate in may of 2009. i hope this answers your question and provides you insight for a safer investment.
Why do you say you want a loan of $6800 and you are only requesting to borrow $2,725?	Because the difference between the 6800 loan and the 2750 loan was from class b4 to c5 and the interest rate and monthly payments were to much, $90 a month is no problem for me to pay but for a 6800 loan the montly payment was in upwards of 280 some odd dollars. one of my credit cards has a $2000 balance and the other is $5000. i plan to pay of the $2000 credit card which im currently taking on 19.84% intereest and keep the debt of the $5000 since my credit score was higher and im only paying a 9.84% interest rate on, which is accually less then this loan i am applying for. i hope this answers your question and gives you a safer insight on your investment.

Prospectus Supplement (Sales Report) No. 16 dated February 3, 2009